UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 24, 2009

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 West Street, Suite J, Medfield, Massachusetts 02052
(Address of principal executive offices)    (Zip Code)

(508) 242-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On December 24, 2009, pursuant to a Stock Purchase Agreement entered into on that date, Symbollon sold 1,250,000 shares of Class A common stock for $25,000 in the initial closing of a private placement exclusively to accredited investors.  Under the Stock Purchase Agreement, Symbollon agreed to sell an additional 3,750,000 shares of Class A common stock for $75,000 on or before January 12, 2010.  Pursuant to the Stock Purchase Agreement, we are obligated to file a resale registration statement for the purchasers covering the shares purchased.

The securities were offered and sold in reliance upon the exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  Our reliance on the exemption was based, in part, on each purchaser’s representation that it is an accredited investor (as defined by Rule 501 under the Securities Act).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Stock Purchase Agreement, dated as of December 24, 2009, between Symbollon and certain purchasers of Symbollon’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2009

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
Paul C. Desjourdy
President, Chief Executive Officer and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

10.1	Stock Purchase Agreement, dated as of December 24, 2009, between Symbollon and certain purchasers of Symbollon’s securities.

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